EXHIBIT 99.2



                            UNANIMOUS CONSENT OF THE
                             THE BOARD OF DIRECTORS
                                       OF
                              NETWORK CAPITAL, INC.
                              ---------------------

         The undersigned being the sole director of Network Capital, Inc. accepts the following resolution in lieu of a meeting thereon:

         IT WAS UNANIMOUSLY RESOLVED, to authorize the return of 1,500,000 shares of Common Stock to the status of authorized but unissued shares of the Company by three shareholders, with the result that as of this date there are 2,638,000 shares of Common Stock issued and outstanding.

         Dated this 31st day of October, 2003.



/s/ Bruce Cairney
--------------------------------
 Bruce Cairney